Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement No. 333-284105 on Form S-1/A of our report dated December 30, 2024, with respect to our audits of the consolidated financial statements of Capstone Holdings Corp. as of December 31, 2023 and 2022 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement.

We further consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ GBQ Partners LLC

Columbus, Ohio

February 6, 2025